EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261180 on Form S-3 and Registration Statement No. 333-220949 on Form S-8 of VICI Properties Inc. of our reports dated February 16, 2022, relating to the financial statements of MGM Growth Properties LLC and the effectiveness of MGM Growth Properties LLC’s internal control over financial reporting appearing in this Current Report on Form 8-K dated April 18, 2022.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

April 18, 2022